Page 1 of2 POWER OF ATTORNEY The undersigned Principal hereby constitutes and appoints Jonathan Richard Nahhat, Agent, the undersigned's true and lawful attorney-in-fact to: ( I ) Execute for and on behalf ofthe undersigned, in the undersigned's capacity as a Section I 6 filer of Westwood Holdings Group, Inc., a Delaware corporation (the "Company"), Forms 3, 4 and 5 (and any sucçessor or superseding forms) in accordance with Section 16(a) ofthe Securities Exchange Act of 1934 and the rules thereunder; (2) Do and perform any and all acts for and on behalfofthe undersigned that may be necessary or desirable to complete and to execute any such Form 3, 4 or 5 (and any successor or superseding forms) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) Take any other action ofany type whatsoever in connection with the foregoing paragraphs I &2 which, intheopinion of such attorney-in-fact,may be of benefit to, inthe best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attomey shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise ofthe rights and powers herein granted specifically with regard to the acts necessary or desirable as referenced in the above paragraphs 1,2 &.3, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratiffing and conf,irming all that such attorney-in-fact, or such attorney-in-façt's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1 934 and the rules thereunder. This Power of Attorney shall remain in full force and effect, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. , the undersigned has caused this Power ofAttorney to be executed as of this of 202s. NOTARY OF PRINCIPAL'S SIGNATURE Name orNora "r, J; I I lL/ryf Notary Signature and Seal Placed Here Name: Brian O. Casey Applicant Chief Executive Officer Westwood Holdings Group, Inc. Jill MeYer ur ""äTåii,EâeExPIroN Notåry |D13293f 274 ISIGNATURES CONTINUE ON THE NEXT PAGEì

Page2 of2 AGENT By POA from Brian O. Casey Director, Senior Legal Counsel Westwood Holdings Group, Inc.